CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R SECTIONS 200.80(b)(4), 200.83, 230.406 AND
5 U.S.C.A. § 522(b)(4).

**** INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

SUPPLY AGREEMENT FOR ANHYDROUS AMMONIA RETAIL CUSTOMERS entered into by and between PEMEX PETROQUIMICA (“Seller”), represented herein by ****, and INNOPHOS FOSFATADOS DE MEXICO, S. DE R.L. DE C.V. (“Purchaser”), represented herein by its Attorneys-in-Fact Messrs. Jose Ramon Gonzalez de Salceda y Urbina, acting jointly with Mr. Pablo Gerardo Lopez Sanchez, pursuant to the following Representations and Sections:

R E C I T A L S

Seller represents, through its **** as follows:

     I. That it is a decentralized public entity of the Federal Government with a technical, industrial and business nature, with own legal capacity and property, and with legal capacity to enter into this Agreement pursuant to the Organic Law of Petroleos Mexicanos y Organismos Subsidiarios which was published in the Federal Official Gazette on July 16, 1992;

     II. That in the capacity of a government-controlled entity, its purpose is to perform industrial processes for petrochemicals which products are not included in basic petrochemical industry, and also storage, distribution, marketing thereof, as well as any activities directly or indirectly related with its purpose;

     III. That it wishes to sell and deliver Non-Basic Petrochemical Products to Purchaser under the terms and conditions set forth herein;

     IV. That it has the organization, technical capacity and elements, and financial, commercial and legal capacity to perform the obligations provided herein;

     V. That the powers granted to **** are evidenced in ****, which powers have not been revoked, modified or limited in any manner whatsoever.

     VI. That for purpose hereof, it represents its fiscal domicile is at JACARANDAS NUM. 100 COL. RANCHO ALEGRE 1 COATZACOALCOS, VERACRUZ, C.P. 96558.

Purchaser represents, through its General Attorney-in-Fact the following:

     I. That it is a Business Corporation legally incorporated through Public Instrument No. 22,607 issued on December 15, 1987, that was granted before and certified by Mr. Jose Manuel del Campo Lopez, Esq., Notary Public No. 136 in and for Mexico City, Federal District, and duly amended through Public Instrument No. 15,232 granted before and certified by Mr. Arturo Talavera Autrique, Esq., Notary Public No. 122 in and for Mexico City, on August 17, 2004 and duly registered at the Commercial Public Registry under commercial folio No. 103384, in Mexico City, Federal District on November 15, 2004, whereby change of corporate name and embracement of a different corporation type are evidenced.

     II. That its corporate purpose is, among other things, produce, manufacture, process and industrialize, through any chemical or physical process, any product of the chemical industry.

     III. That it acknowledges that no exclusivity rights regarding purchase and resale of Product, neither other rights not expressly granted herein are granted thereto in this Agreement.

     IV. That it has the organization, technical capacity and elements, and the financial, commercial and legal capacity to perform its obligations referred to herein, including capacity to handle, carry and store Anhydrous Ammonia; that it is aware of risks resulting out of handling, carrying and storing the Product, and that it has the capacity to meet all obligations stemming out of accidents in such handling, carriage and storage;

     V. That its General Attorneys-in-Fact evidence their legal capacity and powers through public instrument No. 16,231 granted before and certified by Mr. Arturo Talavera Autrique, Esq., Notary Public No. 122 in and for Mexico City, Federal District on May 10, 2005, which instrument has been duly registered at the Commercial Public Registry under commercial folio No. 103384 on July 12, 2005 in Mexico City, Federal District.

     X. That for purposes hereof, it represents its fiscal address is at: Domicilio Conocido S/N, Complejo Industrial Pajaritos, C.P. 96380, Coatzacoalcos, Veracruz.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

S E C T I O N S

Section 1. Definitions; Headings and References

     1.1 Definitions: For any purposes hereof, the following terms shall have the following meanings:

(a)	“Affiliate”: regarding any individual or legal entity, means any other individual or legal entity, directly or indirectly holding at least 50% of its capital stock, or holding control in administration thereof or that is under common control together therewith;

(b)	“Year”: calendar year.

(c)	“Shipping Center”: Seller’s filling and/or loading premises pursuant to Exhibit 1 hereto.

(d)	“Producing Center”: Seller’s plants, pursuant to Exhibit 1, where Product to be delivered to Purchaser is manufactured by Seller.

(e)	“Agreement”: This Supply Agreement for Anhydrous Ammonia Retail Customers, including all Exhibits attached thereto; as well as any amendments, changes, supplements or Exhibits that may be prepared or attached to Agreement during its term;

(f)	“Schedule Confirmation”: Document whereby Seller shall inform Purchaser of Product volume that have been confirmed thereto for delivery in any applicable Month, pursuant to section 3.3

(g)	“Day”: A calendar day;

(h)	“Evident Error”: A failure situation in volume measurement or in quality determination, evident for both parties without intervention by any third party being required.

(i)	“EXW” Ex Works: In Mexican commercial terms translated as Delivery in Seller’s premises, it means that Seller makes delivery when making Product available to Purchaser at Seller’s premises or at any other agreed upon location (that is, factory, warehouse or any other location.) Consequently, this term represents a lesser obligation for Seller, and Purchaser shall assume all costs and risks. Seller undertakes to deliver the Product and any required documents, for shipping or packaging chosen by Purchaser. Purchaser undertakes to pay the Product, as well as carriage and insurance from Seller’s premises to the Plant, and to process documents, permits, requirements, for Product carriage and handling and to pay for unloading, loading, storing etc. operations required until Product is received at Plant.

(j)	“Order Form”: Procedure whereby Purchaser shall order Seller any required Non-Basic Petrochemical Product volumes for any applicable Month, as set forth in Exhibit 2 hereto.

(k)	“Incoterms 2000©”: It is a compilation of usages adopted along several years by a great number of merchants all over the world, which terms have been gathered by the International Chamber of Commerce, by publishing various terms and conditions, to agree on purchase and sales in international trade. For the legal purposes hereof, the parties agree and acknowledge Incoterms 2000©, FCA, FOB, CFR, EXW, CPT, all shall have the meanings given thereto herein, and for interpretation thereof the meaning assigned thereto in latest published version and currently valid by the International Chamber of Commerce.

(l)	“Credit Facility”: it is a revolving amount authorized to Purchaser so that at the expense thereof, in one or more withdrawals, product is purchased thereby on credit.

(m)	“Month”: calendar month;

(n)	“Other Shipping Centers”: Any other filling premise different from the Shipping Center agreed upon by the parties, wherein Seller shall deliver Product(s) to carriage vehicles as supplied by Purchaser or by Seller. Those set forth in Exhibit1.

(o)	“Plant”: A Purchaser’s premise, wherein Purchaser shall use or store any Anhydrous Ammonia received from Seller under this Agreement.

(p)	“Product”: Anhydrous Ammonia in accordance with specifications set forth in web site of Pemex Petroquimica in Internet at www.ptq.pemx.com/portal;

Productos y Servicios; Productos; Lista de Productos.

(q)	“Product for Resale”: A Product acquired or imported by Seller to cover demand by Purchaser;

(r)	“Delivery Schedule”: Regarding any Month, delivery schedule of Product to be withdrawn or received by Purchaser, as determined in accordance with Section 3.3.

(s)	Irregular Credit Situation”: Set of situations or circumstances faced by Purchaser, regarding exercise of Credit Facility, and consequently Purchaser undergoes an irregular situation in any given time, thus causing, including but without limitation, the need for an increase in Credit Facility, suspension of product supply or even early termination or rescission of Agreement.

(t)	“T.I.I.E.”: The Interbank Equilibrium Interest Rate for Mexican multiple banking institutions as published by the Central Bank [Banco de México] in the Federal Official Gazette for a 28 day average.

(u)	“Metric Ton”: Unit of weight equal to one (1) thousand kilograms;

(v)	“Carriage”: the one supplied by Purchaser, pursuant to Exhibit 2, to carry any acquired Product from Seller, and that regulations issued by the Ministry of Communications and Transportation or by any other competent authority are fulfilled.

(w)	“Contractual Volume”: Regarding any given Month, means Product volume that Seller is obliged to sell and Purchaser is obliged to buy pursuant hereof which volume is computed based on provisions in Section 3;

(x)	“Minimum Contractual Volume”: a volume equal to or exceeding ****which Purchaser undertakes to buy during a twelve (12) consecutive month period, beginning on the day this Agreement is signed, to obtain a discount based on volume as defined in Exhibit 3 hereto.

1.2 Headings and references: Headings included in this Agreement shall not affect construction hereof. Except for any provision to the contrary, any and all references to Sections and Exhibits are included in regard to the Sections hereof and the Exhibits hereto.

Section 2. Purpose.

Subject to the terms and conditions hereof, Seller undertakes to sell and deliver Product to Purchaser, and Purchaser undertakes to buy and take Product from Seller, provided that an order by Purchaser and a confirmation by Seller exist.

Section 3. Delivery Volume and Scheduling

3.1 Contractual Volume: Product volume to be sold by Seller and bought by Purchaser in any given Month (the “Contractual Volume” for such Month), to be determined pursuant to provisions in Section 3 hereof.

3.2 Proposed Schedule by Purchaser: No later than the **** day of each month, Purchaser shall send Seller, through Seller’s web site (https://www.ptg.pemex.com/portal/), under section “elaboración de pedidos” through electronic document named Order Request, or in the event of failure or unavailability of such electronic connection, in Order Form attached hereto as Exhibit 2:

(i) a proposed delivery schedule related with subsequent Month, pursuant to provisions in No. I, Exhibit 2, whereby Purchaser shall notify Seller about the Product type, volume, and presentation as well as about any approximate dates when Purchaser wishes to load the Product, as well as any applicable Incoterm to Delivery method, and the agreed upon location for withdrawal.

(ii) In the event an additional volume to that initially agreed upon for any given Month or Non-Conforming Product is requested by Purchaser, a request shall be sent by Purchaser to Seller including amount and date when wishing to receive Product, in the understanding that any additional volume or Non-Conforming Product shall also be subject to availability, and under no circumstance Seller is obliged to supply that. Any additional amount of Product shall be deemed as part of Contractual Volume. Any Non-Conforming Product accepted by Purchaser shall be deemed as part of Contractual Volume.

3.3 Delivery Schedule: Seller shall provide an answer to any “Order Form” proposed by Purchaser for any subsequent month, **** days before any scheduled Month begins, through document called “Schedule Confirmation” detailed in No. II, Exhibit 2 hereto

“Schedule Confirmation” shall comprise Contractual Volume for any such Month. In said confirmation, the delivery schedule proposed by Purchaser regarding volume may be amended by Seller, in the understanding that except as otherwise provided, or due to stoppage for maintenance, force majeure or acts of God, or to an Irregular Credit Situation of Purchaser, those deliveries shall be made in relatively regular manner during any applicable Month.

Any scheduled orders pursuant to section 3.2 and confirmed by Seller pursuant herein, but not delivered to Purchaser for reasons attributable to Seller, shall be deemed as part of Minimum Contractual Volume, to apply a discount based on volume as provided in Exhibit 3.

3.4 Non-supplied or non-received volume. The parties acknowledge that their respective obligations to supply or take the Minimum Contractual Volume are an essential part of Agreement. In the event any party breaches obligation to supply or take (if applicable) the Minimum Contractual Volume, the other party shall be entitled to early terminate the Agreement without any court order being required, by giving notice to the other party at least **** days in advance (in the understanding that, if any party in question fails to exercise the right for early termination hereof), obligation to supply or take Product hereunder shall continue with full force and effect.

3.5 Flexibility for operating reasons; stoppage due to maintenance. Notwithstanding any other provision hereof, Seller shall not incur any liability whatsoever if in any **** months a volume smaller than Contractual Volume is supplied thereby, provided that is due strictly and solely to proven operating reasons. In addition to aforementioned, each year beginning on execution date hereof, Seller shall be entitled to suspend Product sales, on any dates chosen thereby, for one or more periods not to exceed in the aggregate of **** days, without any penalty whatsoever, and Seller shall not be obliged to sell in a further date any non-supplied volumes of Product, provided that those suspensions are strictly caused by a stoppage due to maintenance in Producing Center, Shipping Center or other Shipping Centers. Purchaser shall be notified in writing by Seller of scheduled dates for those stoppages as soon as practical.

Section 4. Volume Measurement

4.1 Volume: Volume for each delivery shall be determined by Seller’s staff using the weighing machines installed at the applicable Shipping Center or Other Shipping Centers, and carrier’s vehicle shall be weighed before and after the loading operation. Purchaser shall be entitled to appoint an agent to witness weighing process of loaded Product, as well as to be present when weighing machines are gauged. Seller shall provide Purchaser, upon request, copy of certification of said weighing machines accurateness performed by a third party.

     4.2 Determination of Measurements: Volume measurements performed as above-mentioned shall be final and binding for both parties, except in the event of an Evident Error. However, and without prejudice to any subsequent right of the parties to prove any Evident Error in those measurements, determination of volume as aforementioned shall prevail for billing purposes and for obligation by Purchaser to make applicable payment in accordance with what is provided in Section 9.

Section 5. Quality.

5.1 Specifications: The parties agree that Product to be sold under this Agreement shall fulfill those quality specifications set forth in web site of Pemex Petroquimica in Internet at www.ptq.pemx.com/portal; Productos y Servicios; Productos; Lista de Productos.

Purchaser hereby relieves Seller of any other warranty, including but without limitation, any implicit warranty of merchantability or a warranty of fitness for a particular purpose.

Section 6. Conditions for delivery

6.1 Conditions for Delivery and transfer of title on Products. The parties agree to adopt and apply, as condition and method for delivery, the definition, terms and provisions set forth in Incoterms 2000©, EXW. Liability of Seller regarding Product shall terminate at the time set forth in Incoterms 2000©, EWX, and from then on any risks for loss, damage, reduction or evaporation inherent to handling, carriage and storage of Product shall be assumed by Purchaser.

All Product deliveries shall be made to carriage vehicles supplied by Purchaser at any applicable, in the understanding that Purchaser shall be liable for any and all Product carriage expenses.

Any loss or damage caused to Product or to any of Seller’s property or to any third party’s property during loading operations attributable to carrier or to any driver thereof shall be at the expense of Purchaser.

Transfer of Seller’s title to Purchaser shall be deemed as executed by time Product passes connection between supply hose and vehicle loading flange.

6.2 Statement that Purchaser knows Shipping Centers, general procedures.

Purchaser certifies that it fully knows conditions and premises at Shipping Centers and Other Shipping Centers where Product is loaded, including those conditions, procedures and premises for Product delivery and storage. Conditions and premises at Shipping Centers or Other Shipping Centers may be changed at any moment in which case Seller shall timely notify Purchaser.

Also, Purchaser hereby acknowledges that general procedures currently established in Shipping Centers or Other Shipping Centers, among other aspects, [sic] with volume determination and safety measures for loading operations, shall be supplementary to (although not opposing) those procedures established herein. Notwithstanding the above-mentioned, it is expressly agreed that all deliveries made to Purchaser’s carriage vehicles shall be performed pursuant to provisions in Exhibit 2 hereto.

Section 7. Notice of Claims.

7.1 Volume or Quality. Any claim that Purchaser might have regarding this Agreement as to Product volume or quality shall be notified, pursuant to Seller within seven (7) Days from the delivery date, in the understanding that claim shall be initially made through web site of Pemex Petroquimica in Internet at www.ptq.pemx.com/portal; Productos y Servicios, Atención de Quejas, or if out-of-order, claim shall be made through facsimile or electron mail, addressed to Seller, pursuant to Section 22.

7.2 Other claims: Any other claim Purchaser might have related with this Agreement shall be notified to Seller within thirty (30) days from the date the events giving rise to claim took place, pursuant to procedure set forth in Section 7.1

7.3 Disclaimer: Seller shall not be liable whatsoever with Purchaser (and Purchaser expressly waives thereto) regarding any claim that may not be notified by the Purchaser to Seller as provided in Sections 7.1 and 7.2

Section 8. Price

8.1 Price establishment. A price per Metric Ton of Product to be sold and bought hereunder shall be established as follows, as well as in accordance with provisions contained in Exhibit 3 hereto on Price.

I.	Al sales and purchases under early payment method, shall be made based on a posted price method, and a credit note shall be prepared for the benefit of Purchaser when Minimum Contractual Volume has been met thereby.

II.	For sales on credit, the price for the Minimum Contractual Volume shall be applied pursuant to Exhibit 3. In the event said volume shall not be met by Purchaser, Seller shall prepare a debit note for recovery of any difference between applied price and price applicable to withdrawn volume based on table on discount based on volume in Exhibit 3. Likewise, in the event a volume of Product equal to or higher than next scale of volume based on discount is withdrawn by Purchaser, in ****consecutive months from execution date hereof and pursuant to provisions in Exhibit 3, Seller shall prepare a credit note for Purchaser including total taken volume applicable to any difference resulting out of applied price and price range achieved within said period.

III.	In the event Purchaser changes from payment on credit method to an early payment method, Seller shall prepare a debit note covering any difference between suggested price and price applied to Product taken during period when purchases on credit were performed. The above-mentioned shall be no later than 15 Days following date when method was changed.

Debit notes or credit notes, as mentioned in paragraphs I and II, shall be prepared no later than **** Days following the date when the **** period referred to in Minimum Contractual Volume is terminated.

8.2 Suggested price substitution. If during term hereof suggested price used in Exhibit 3 to establish Product price has been suspended or interrupted for any reason, the parties shall negotiate within **** days following the Day when suggested price has been suspended or interrupted, in the understanding that if no agreement is reached within that term, any party may early terminate this Agreement, which termination shall become immediately effective (without a court order being needed) , through notice in writing given at least 15 days in advance.

Section 9. Terms of payment

9.1 Currency, payment time and place. Purchaser shall make all payments provided herein in ****, without any discount or deduction whatsoever through a cheque, bank wire transfer, deposit with reference or in cash to any account and bank as instructed by Seller pursuant to Exhibit 4.

9.2 Early Payment Method. All Product payments shall be made at least **** business Days prior to delivery date of any applicable Product, following “Schedule Confirmation”. In the event any payment pursuant hereof becomes due payable on any day when banks are closed, said payment may be made on the immediately following day when banks are open for business. In the event Product payment is not made by Purchaser pursuant to prior provisions, Purchaser hereby relieves Seller of making delivery of applicable Product.

The Parties agree that sales based on early payment may only be made by meeting the following requirements: i) that Seller is notified in writing by Purchaser of the date when wishing to acquire Product under this method; and ii) that no owing amounts exist while early payment sale is in effect.

9.2.1 Guaranty Deposit. Both parties acknowledge that for Purchaser and Sale under early payment method, the amount of Product paid by Purchaser does not accurately match sold and delivered Product by Seller, and consequently, the parties agree that a deposit guaranteeing payment for any excess amount in delivery of Product, equal to ****% of shipment amount, shall be established by Purchaser for the benefit of Seller, and for said purpose, any amount notified by Seller to Purchaser shall be deposited thereby in the account and bank indicated thereto pursuant to Exhibit 4 hereto, and said percentage shall be maintained by Purchaser as a Guaranty deposit.

9.3 Payment on Credit Method. All payments related with sold, delivered and invoiced Product shall be made no later than ****days from invoice issue date, and payment shall be made without any collection document, payment reminder or account statement being required therefor. Any payment related herewith and payable in a Day when banks are closed for business, shall be made as follows: If payment date is on Saturday or a holiday other than Monday, payment date shall be the immediately prior day. If payment date is a Sunday or a holiday on Monday, the immediately following day shall be payment date. If payment date is on Good Friday or on Thursday during the Holy Week, payment date shall be on Wednesday in that week, and if payment date is on Easter Saturday or Easter Sunday in a Holy Week, payment date shall be on Monday.

9.3.1 Condition to make payment on credit. For Purchaser to be entitled to pay any supplied Product in term set forth in Section 9.3, Purchaser shall have a Credit Facility authorized by Seller and with credit available in said Credit Facility, in the understanding that Credit Facility comprises an amount that may be exercised plus a provision for payment of interest in the event of default in payment.

9.3.2. Payment guaranties. Seller may request Purchaser, before beginning operations under the payment on credit method, to guarantee payment of Product to be supplied through the following guarantees: irrevocable stand-by letter of credit, for an amount Seller deems advisable, in the form and for a term acceptable to Seller, payable against submittal by Seller of a copy of applicable commercial invoice and irrevocably and unconditionally confirmed by a Bank acceptable to Seller, of a suretyship contract, that shall be issued by any bonding company Seller has executed the suretyship contract with, which suretyship shall be irrevocable and issued for the benefit of Seller for a term and amount designated thereby in manner and terms acceptable thereto.

Purchaser shall maintain in force said guaranty while Product supply is received on credit thereby, except for customers exempted from any guaranty.

9.3.3. Suretyship claim. If Purchaser had decided to submit a suretyship as payment guaranty with Seller pursuant to provisions in Section 9.3.2 hereof, the parties agree that, in the event that suretyship is claimed by Seller, said suretyship shall be up to an aggregate amount of claim, which amount shall not exceed total amount of suretyship, in the understanding that any past due interest as provided in Section 9.4 shall be included therein.

9.4 Delinquency in payment. If Purchaser fails to comply with any payment that should be made pursuant hereof, daily interest shall be accrued thereupon beginning on date said payment shall have been made and until day when fully settled, at a rate equal to T.I.I.E. multiplied by ****, or any rate issued by the Corporate Finance Department through the Treasury Manager’s Office of Petroleos Mexicanos, which rate shall by immediately due and payable, in the understanding that the above shall be without prejudice to any other right or legal remedy to Seller either arising out of this Agreement or of any other source, and Purchaser expressly waives to provisions in article 380 of the Commercial Code, regarding payment of interest at the legal rate on any owing amount.

The parties agree that Seller shall be entitled to substitute, pursuant to institutional regulations, a mechanism or any other indexes or financial instruments mentioned herein, and in such case, past due interest shall be computed as from the substitution date, using new mechanism or index or financial instrument authorize by the Corporate Finance Department, and no notice from Seller to Purchaser shall be needed to apply the new mechanism or index or financial instrument. Base for computing past due interest, shall the commercial base, that is, annual rate divided by 360 days, considering months of thirty days, and multiplied by number of actually elapsed days.

Purchaser agrees that payments shall be applied in the first place to past due interests and then to principal.

In the event cheques timely submitted and not paid due to causes attributable to Purchaser are returned thereto, Seller shall be paid twenty percent (20%) thereupon as indemnity on that amount, pursuant to Article 193 of the General Law on Negotiable Instruments and Credit Transactions, in addition to applicable expenses pursuant to Article 195 of aforementioned Law, as well as past due interests and taxes imposed in accordance herewith.

9.5 Default in payment. In the event Purchaser defaults any payment that must be made thereby pursuant hereof, Seller (without prejudice to any other right or legal remedy stemming out of this Agreement or of any other source) shall be entitled, at its sole discretion, to (i) suspend delivery of Product until any owing amounts and any past due interests accrued thereupon have been duly paid by Purchaser, (ii) cancel Credit Facility to Purchaser, once **** days as from first default have elapsed, and if Purchaser has not paid in full any owing amounts and any past due interest accrued thereon, and (ii) early terminate this Agreement which termination shall become immediately effective (without any court order being required) by giving notice to Purchaser.

9.6 Other payments: All other payments to Seller, other than for supplied and invoiced Product, including but without limitation, any assistance to carriage equipment, services, moves, adjustments for difference in invoicing, penalties and any other, shall be made within **** days following submittal by Seller of a payment demand in writing wherein the reason for owing amount and type of that obligation shall be detailed.

9.7 Payment of costs: Purchaser shall pay all bank charges and fees related with payments to be made to Seller pursuant hereof, including but without limitation, any cost to establish the letter of credit and the guaranties set forth in Section 9.3.

Section 10. Ban to setoff

Without prejudice to the right of Purchaser to subsequently submit any claims Purchaser might have regarding this Agreement through a court proceeding filed in accordance with provisions in Section 18, all payments Purchaser shall have to make pursuant hereof shall be timely made and without any setoff nor deduction of any type for any claim that Purchaser or any other person might have at present or in the future against Seller or any Affiliate thereof. Purchaser hereby relieves Seller and waives each and every right related with claims arising against Seller or any Affiliate thereof regarding sale and purchase of Product made prior to execution hereof that Purchaser has not notified in writing to Seller before entering into this Agreement.

SECTION 11. OTHER REPRESENTATIONS AND WARRANTIES BY PURCHASER

Purchaser represents and warrants that:

(a)	this Agreement has been duly authorized and that all corporate acts and acts of any other type required therefor have been executed;

(b)	this Agreement is valid, legally binding therefor and enforceable in accordance with the terms thereof;

(c)	it has proper equipment and duly trained staff to handle, carry, store and/or market the Product, as well as to deal with any emergency resulting out of said handling, carriage, storing and processing;

(d)	it has obtained any required permits by municipal, state and federal authorities to handle, carry, store, process and market the Product, including those required by the Ministry of the Environment and Natural Resources (“SEMARNAT”), and that those permits are currently in force or that any processing thereof allows continuing operations (in the understanding that Purchaser shall immediately notify Seller if any such permit has been cancelled, revoked, annulled or terminated);

(e)	Product purchased pursuant hereof is solely for any purposes as detailed by Purchaser under paragraph II in REPRESENTATIONS.

(f)	In the capacity as businessperson and employer of any hired personnel for the purposes hereof, it is solely liable for any obligation stemming out of legal provisions and of any other labor and social security laws, and consequently, shall answer any claim submitted by workers thereof against Purchaser itself or Seller regarding Product receipt and shall reimburse Seller for any incurred amount therefor;

(g)	it shall pay any tax obligations arising out hereof, pursuant to any laws providing thereof;

h) It has not been in contact and it has not negotiated with any intermediary, commission agent or third party the purchase of Product and that any said persons are entitled to receive any setoff regarding this Agreement of the purchase and sell of Product;

(i) No officer, senior officer, director, employee or agent of Purchaser has provided or shall provide any fee, gift or compensation of any type having a relevant cost or value related herewith.

(j) each above-mentioned representation and warranty is true and valid on the day this Agreement becomes effective and shall continue to be true and valid on each delivery date of Product under hereof, as if those representations and warranties had been made on each such delivery date.

Section 12. Early Termination and Rescission

12.1 Early Termination. The parties may early terminate this agreement for any presumption set forth in sections 3.4, 8.2, 9.5, 13, 14.2, 15.4,16 and 17 by giving notice in writing to the other party, within the terms as set forth in above-mentioned sections.

12.2 Rescission. Seller may rescind this Agreement without requiring any court order, if Purchaser incurs in one or more of following events, which are included without limitation:

(a)	if purchase of Contractual Volume is breached in a **** consecutive Month term pursuant to Section 3.2 hereof.

(b)	If submittal of guaranties requested thereto by Seller pursuant to provisions in Section 9.32. is breached

(c)	If any payment to be made pursuant hereof in accordance with Sections 9.5 and 9.7 is breached.

(d)	If any permits to Purchaser to handle, carry, store and market Product is cancelled, revoked or in any manner finally annulled or terminated.

(e)	If any representation or warranty made by Purchaser to Seller hereunder turns out to be false or untrue.

(f)	any right or obligation hereof is assigned or transferred to any third party without prior consent in writing by Seller.

(g)	if provision in Section 14 hereof is breached;

(h)	any court resolution or order authorizing any petition request for reorganization thereof is issued, or any law is enforced to relieve debtors or any trustee if appointed thereto or the dissolution or liquidation of Purchaser has been ruled or determined.

(i)	any obligation as provided herein and in Exhibits hereto has been breached.

12.3 Rescission Proceedings. If any obligation payable thereby as provided herein has been breached by Purchaser, Seller shall personally notify Purchaser within a **** term from the date when breach was made or breach was known thereby, opinion report establishing causes whereby the agreement rescission proceedings have been filed.

Upon legal notice of opinion whereby rescission proceedings have been filed, Purchaser shall have a **** term to state whatever wished thereby according to law regarding filing for a rescission proceeding notified.

Once term granted to Purchaser has elapsed, if Purchaser states nothing in its defense, or if once any given reasons given thereby, Seller believes those reasons are not enough as to justify any incurred breach, an applicable decision shall be issued.

Any decision issued regarding agreement rescission shall be personally notified within a **** term following date when agreed term should have terminated.

14.2 Effects of Early Termination or Rescission. The parties agree that in the event of early termination hereof, any termination pursuant to provisions in Section 27, or rescission thereof, for any other reason, Purchaser shall be obliged to immediately pay in full any owing amounts arising out of invoices, interest or any other obligation stemming out of this Agreement, even if those interest are not yet due and payable.

Section 13. Confidentiality

Purchaser represents, in accordance with articles 18 and 19 of the Federal Law for Transparency and Access to Public Government Information, that it wishes that all written, electronic, magnetic information or data delivered by Purchaser to Seller through any other mean, or produced by Seller regarding Purchaser, under and/or stemming out of Agreement, shall be handled by Seller as confidential, privileged or commercial privileged information, up for 12 years from maturity date hereof.

Likewise, both parties agree that all information related herewith obtained by the other party through any officer, including executive officers, employees or other agents thereof, shall be considered as confidential property, and may not be revealed without express consent of the other party. Notwithstanding the aforementioned, any party may reveal the Information in accordance with government, administrative or court demands, to which that party may be subject to, provided however that disclosing of information is compulsory for said party, and if failing to do so that party shall incur in any civil or criminal liability. Seller may reveal information to potential Purchasers or other acquirers, in whole or in part, of Producing Center. If any party has revealed any Information breaching provision herein, the other party shall be entitled, without prejudice to any other right or legal remedy arising out of this Agreement or of any other source, to early terminate this Agreement which termination shall become immediately effective (without a court order being required) by giving notice in writing to the other party. This confidentiality obligation shall be permanent and shall not terminate if this Agreement is expired, cancelled, terminated or rescinded.

Section 14. No Stipulation For The Benefit Of Third Parties; Assignments.

14.1 No stipulation for the benefit of third parties; No provision herein is aimed at nor may be construed as granting any individual or legal entity any right under this Agreement as a provision benefiting third parties.

16.2 Assignment by Purchaser: Purchaser may not assign to any person any right or interest herein nor delegate any obligation without prior consent in writing by Seller. In the event Purchaser tries to make any such assignment or delegation, without consent in writing by Seller, Seller may be entitled, without prejudice to any other right or legal remedy arising out of this Agreement or of any other source, to early terminate this Agreement which termination shall immediately become effective (without any court order being required) by notice given in writing to Purchaser.

16.3 Assignment by Seller: Seller may freely assign its rights and delegate its duties stemming out hereof to any Affiliate thereof or to any entity acquiring, in whole or in part, the Producing Center, pursuant to provision in Section 16, in which case, Seller shall be relieved of any liability hereunder.

Section 15. Force majeure or Acts of God.

15.1 Relief of Liability. No party shall be liable for delays, damage, prejudice, claims or lawsuits of any type arising out of delays or breach of any obligation pursuant hereof and related to force majeure or Acts of God, including, but without limitation: natural phenomena or acts of public enemies, flooding or fire, hostilities or war (whether declared or not declared); blockages, labor riots, strikes, risings, revolts or civil sedition; restrictions due to quarantine or epidemic, electric power fault or interruptions; earthquakes, storms or inclemency of weather at Producing Center, Shipping Center or Other Shipping Centers used by Seller to produce Product; accidents, closing, failures or breakdown at Producing Center, Shipping Center or Other Shipping Centers or Plant; interruption or reduction in production of Product, or shortage thereof or sale for any reason, or laws, decrees, regulations, orders or any other guidelines or acts either generally or specifically applied by the United Mexican States Government or any agency thereof or requirement by any such authority.

15.2 Notice: Any party alleging force majeure or an act of God shall notify that to the other party, at the earliest convenience, any effects applicable to compliance of obligations contained herein, estimate of duration thereof, and the time when said force majeure of act of God is terminated.

15.3 Payment of sold and delivered Product: Purchaser shall not be relieved by any provision set forth in this Section 15 of any duty to fully pay the price for any sold and delivered Product or to pay any amount owing to Seller pursuant hereof.

15.4 Non-extension of Agreement due to force majeure of acts of God, right of termination. If any fact constituting force majeure or acts of God takes place, that situation shall not have the effect to extend term of Agreement. If that situation interrupts or suspends compliance of obligations of any party pursuant hereof for a term of more than sixty (60) days. any party shall be entitled to early terminate this Agreement (and no court order shall be required) by a notice given to the other party.

Section 16. Sale or Closing of Producing Center

If during term hereof, Producing Center used by Seller for producing Anhydrous Ammonia is sold or in any other manner transferred, in whole or in part, Seller shall assign its rights and obligations arising out of Agreement to person acquiring all or part of Producing Center. Likewise if during term hereof the Producing Center is closed for any reason, Seller may early terminate this Agreement (without any court order being required), either on closing date of Producing Center, or on a further date (which day shall be within the fifteen (15) days following closing date) by giving notice to Purchaser no later than fifteen (15) days prior to sale or closing date of Producing Center.

Section 17. Change of Circumstances

The terms and conditions hereof have been agreed upon taking into account existing commercial events when executing hereof, including that mechanics for price determination. In the event a substantial change of circumstances negatively and substantially affecting any contracting party in meeting its duties pursuant hereof takes place, early termination thereof may be requested by them at the end of any Month by giving notice to the other party fifteen (15) days in advance. During a term between the notice of termination and the Day when termination becomes effective, any duties of the parties under this Agreement shall remain with full force and effect.

Section 18. Governing Law And Jurisdiction

This Agreement shall be governed by and construed in accordance with the federal laws of Mexico. The parties expressly submit to exclusive jurisdiction of the Federal Courts of Coatzacoalcos, Veracruz, and expressly waive any other jurisdiction that might correspond thereto, regarding any dispute that may arise in relation with this Agreement.

Section 19. Satisfactory documents.

Purchaser shall provide in time to Seller a listing of authorized individuals to act on behalf of Purchaser in any dealings with Seller, and those individuals shall have those powers and authority determined by the Purchaser at its sole responsibility, as well as any power of representation or power of attorney evidencing thereof. Purchaser shall keep updated at all times said listing and shall provide Seller any other information or documents that may be reasonably requested thereby regarding financial or corporate situation of Purchaser during term hereof.

Section 20. Limitation of Liability

No party shall be liable for losses or damages or secondary prejudice, either indirect or special of any kind arising from or in any manner related with compliance or non-compliance hereof, including but without limitation, loss or damages or prejudice arising out of closing of plants or of incapacity to meet purchase and sale contracts, or other type of contracts arising out of or related with compliance or non-compliance with the terms hereof.

Section 21. Termination of Prior Contracts and Agreements and Digest.

21.1 Termination of Prior Contracts and Agreement

The parties agree pursuant to articles 1792, 1797, 1798, 1800 and 1803 and all other applicable of the Federal Civil Code, to early terminate the Anhydrous Ammonia Purchase and Sale Agreement executed on April 23, 2001, pursuant to the following:

a.	The parties agree to suspend supply as agreed upon in Anhydrous Ammonia purchase and sale agreement executed on April 23, 2002 upon executing this Agreement.

b.	The parties agree that any payment obligations of supplied product pursuant to the terms of the Anhydrous Ammonia purchase and sale agreement dated April 23, 2001, shall continue with full force and effect until fully settled.

c.	The parties agree that once owing amounts incurred by Purchaser have been fully paid up, the above-mentioned agreement shall be extinguished through such act.

21.2 Digest

All provisions governing supply of Product are included herein and supersede all prior contracts and agreements, either written or oral, between Purchaser and Seller, or any Affiliate thereof, regarding said supply. No agreement priorly entered into and any negotiation between the parties in the execution of transactions, as well as no statement by any officer, employer, attorney-in-fact or representative of Seller made prior to execution hereto, shall be admitted to construct the terms and conditions hereof. Purchaser confirms that no implicit representations have been made by Seller that have invited or induced thereto to execute hereof.

Section 22. Notices

All notices and communications between the parties shall be made in writing and shall become effective when received by the addressee at the address, facsimile or electronic mail as indicated below:

If to Seller: Address:	PEMEX PETROQUIMICA MARINA NACIONAL 329, PISO 27 TORRE MEXICO
General Telephone: E-mail: Facsimile: Attention:	19448189 19448553 **** INNOPHOS FOSFATADOS DE MÉXICO, S. DE R.L. DE
If to Purchaser:	C.V. Domicilio Conocido S/N, Complejo Industrial
Address:	Pajaritos, C.P. 96380,Coatzacoalcos, Veracruz. (01921) 21 15558
General Telephone:	(01921) 21 80138
Facsimile: Attention:	Ing. Francisco J. Candia Curiel Gerente de Compras M.P y Logística fancisco.candia@innophos.com.mx

Each party shall be liable to notify in writing any change of officer, address, facsimile, telephone or electronic mail. Otherwise, it shall suffice that addressee resends communication with acknowledgment of receipt for such notice to be perfected and to become effective.

Section 23. Severability of Provisions.

Invalidity, illegality or unenforceability of any one provision hereof shall in no way impair the validity and enforceability of all other provisions herein.

Section 24. Amendments and Waivers

Any amendment to Agreement shall be made through an agreement in writing between the parties. Any waiver by any party to any right hereof shall be made in writing.

Section 25. Electronic Signature

Purchaser may request in writing to Seller an access code and password “electronic signature” that shall serve thereto to perform electronic transactions to be made through the web site such as requesting Seller Product volume required in regard to the following Month at the electronic address as set forth in Exhibit 2.

Purchaser shall be liable for proper use of its access code and password (electronic signature) required preserving data security and confidentiality.

The parties agree that documents, reports and electronic records arising out of application hereof are valid and constitute prima facie evidence.

Section 26. Tax Matters.

Each party shall fulfill payment of any applicable tax obligations, and shall pay each and every taxes and any other fiscal charges pursuant to federal, state and municipal laws then effective in the United Mexican States or abroad, each party may be obliged to pay during term, performance and fulfillment hereof and exhibits hereto.

Section 27. Term

This Agreement shall become effective on February 15, 2008 with a term up until February 14, 2009 included (the compulsory term), and subject to early termination provisions set forth in other provisions hereof, if Agreement is not terminated within mandatory term, by giving notice in writing to the other party at least for an indefinite term and up until terminated by any party by giving notice in writing to the other with at least two (2) Months in advance. Obligations of parties under this Agreement shall continue with full force and effect during term between said notice date and the Day when termination becomes effective.

IN WITNESS WHEREOF, the parties are executing this Agreement, through their legal representatives, having full knowledge of Laws, Regulations and any other applicable provisions, on February 15, 2008, in the City of Coatzacoalcos, Veracruz.

SELLER: PEMEX PETROQUÍMICA [A signature] ****

PURCHASER:

INNOPHOS FOSFATADOS DE MEXICO, S. DE R.L. DE C.V.

[A signature] José Ramón González de Salceda y Urbina General Attorney-in-Fact

[A signature]

Pablo Gerardo Lopez Sanchez General Attorney-in-Fact

EXHIBIT 1

PRODUCT, CONTRACTUAL VOLUME, CREDIT TERMS, SHIPPING CENTERS AND PRODUCING CENTERS

Non-Basic	Contractual		Contractual	Credit	Center
Petrochemical	Volume		Term	Term
Product	(Tons)			(Days)

	Minimum	Maximum			Producer	Shipper

Anhydrous	****	****	****	****	Petrochemical	Petrochemical
Ammonia			consecutive		Complex	Complex
			months		Cosoleacaque	Cosoleacaque.

Topolobampo,
Sinaloa

Guaymas,
Sonora

Purchaser shall buy Contractual Volume pursuant to provisions in Sections 1 and 2 of Agreement.

EXHIBIT 1

TECHNICAL SHEET OF SPECIFICATIONS

PRODUCT: ANHYDROUS AMMONIA

PARAMETER	UNIT	TESTING	VALUE
METHOD
PURENESS	% Weight	By difference	**** min.
Water	% Weight	****	**** max.
Grease and Oil	ppm Weight	****	**** max.

EXHIBIT 2

PROCEDURES FOR PRODUCT DELIVERY

I. ORDER DELIVERY

No later than the **** day of each Month, Purchaser shall capture and send to Seller proposed delivery schedule regarding the following Month through Seller’s web site (www.ptq.pemx.com/portal/) under “elaboración de pedidos” through electronic document called “Solicitud de Pedido”, if any failure in said site or that the order request mechanism us amended, Seller shall priorly inform and in writing to Purchaser, how the order request shall be delivered.

II. DELIVERY SCHEDULE

During **** Operating Week of prior Month, Seller shall deliver Purchaser a Schedule Confirmation through a document named “Schedule Confirmation” that forms an integral part of Exhibit 4. Schedule Confirmation shall be made through facsimile or electronic mail to the fax or electronic address notified therefor by Purchaser to Seller.

Order confirmation shall be prepared based on preliminary balance of Product availability, and shall be used both for Seller to plan its production schedules and its Product activities and for Purchaser to establish prior commitments with carrier companies; in the understanding that the Product amounts ordered by Purchaser in the order may be amended by Seller in its Delivery Schedule under the terms of Section 3

III. CONFIRMING PLACE AND DATE WHERE PRODUCT IS TO BE PICKED UP

In the event Purchaser disagrees with Final Delivery Schedules, including any adjustments made by Seller to Delivery Schedule, Purchaser shall indicate thereof in writing, requesting any changes deemed advisable as well as detailing any reason therefor to the Marketing Deputy Manager’s Office serving Purchaser. That Office shall analyze the details for approving or denying petition and shall proceed thereupon.

Product to be taken out shall be delivered at the Shipping Center as indicated in the definition section hereof.

IV. ARRIVAL OF CARRIER VEHICLE AND DOCUMENTS AT THE SHIPPING CENTER.

To be able to deliver Products to carrier vehicles as provided by Purchaser, the following shall be checked by applicable Shipping Center staff:

DOCUMENTS

     Letter of Introduction

Any signed up carrier company shall be required by Purchaser to submit a letter on letterhead, wherein carrier company is authorized to receive scheduled and confirmed Product on behalf of Purchaser. That letter shall be signed by members of Purchaser’s staff holding broad representation powers and any restriction to those granted powers shall be mentioned therein. Also, mention should be included that Seller is relieved of any liability due to any event that might occur while carrying the Product in question.

If Product is collected using a carriage vehicle property of Purchaser, this letter of introduction shall be submitted by that vehicle’s driver.

Receipt by Carrier’s driver

For each delivered shipment, Shipping Center staff shall require the vehicle’s driver a receipt, preferably with Purchaser’s letterhead or of motor line, and containing the following data:

  Name of carrier company (if tank truck is the property of Purchaser, the Purchaser’s name shall be detailed.)
  Economic number
  Carrier’s vehicle license plates
  Driver’s name (driver shall show an ID)
  Name of Product to be loaded
  Name of Purchaser the carrier company was signed up by
  Verification certificate number issued by the Ministry of Economy or any equivalent thereof
  Product carried on prior time
  Unit Verification Certificate issued by Competent Authority in that field.

Purchaser shall verify that any vehicles collecting load have solely one tank which capacity is as close as possible to any scheduled modules for each Product (+/- 15%)

CARRIER VEHICLES

Purchaser shall be responsible to verify that carrier vehicles are in proper mechanical, safety, cleanliness and maintenance conditions for carriage of Product in question. Additionally, Purchaser shall be responsible for compliance with all applicable legal provisions, including without limitation those provisions regarding carriage in motor of hazardous waste or materials referred to in Regulations for Land Transportation of Hazardous Materials and Wastes. Without prejudice to the above, Seller may inspect the vehicles, and no liability shall be incurred thereby with that inspection.

Before the vehicle is permitted to enter the filling premises, fulfillment by vehicle of Seller’s safety regulations regarding vehicle and driver shall be verified (i.e. spark arresters, extinguisher, grounding, etc.)

V. PRODUCT DELIVERY

     Once documents mentioned in prior paragraph have been successfully reviewed, tank trucks shall be allowed to enter Seller’s premises to load scheduled Product following the following steps:

Purchaser shall be responsible for carrier vehicle compliance with mechanical, safety, cleanness and maintenance conditions of vehicle required to carry Product as provided in applicable legal provisions. Likewise Purchaser shall be responsible for compliance with mechanical, safety, cleanliness and maintenance conditions of tank trucks, required for carriage of Product in question as set forth in applicable legal provision, including but without limitation, provisions in Regulations for Land Transport of Hazardous Materials and Wastes.

The access pass shall be checked at the access point.

The empty carrier vehicle shall be weighed and any determined weight shall be recorded.

Then vehicle shall be moved to the filling area in order to load Product, however, all internal rules and regulations at Shipping Center related with traffic and safety inside premises shall be carefully followed.

At the time vehicle reaches the filling area, members of Seller’s staff shall monitor filling operation.

Vehicle loading shall always be performed at picking point thus guaranteeing safety while carrying Product in question.

Once vehicle has been filled up, vehicle shall be seal solely by the Shipping Center’s staff, and number on seals shall be registered and appeared both on invoice and exit documents Product in question

Once vehicle has been sealed, it shall be weighed again to determine based on difference amount of Product in question.

With tare weight, both gross and net, the consignment receipt for delivery of Product shall be filled out, and driver shall sign acknowledging receipt and a copy shall be delivered thereto, consequently any liability of Seller regarding delivered amount shall terminate.

With exit approval, carriage to Purchaser’s or their customers’ premises shall be allowed.

VI.	FAILURES IN RECEIVING OR DELIVERING PRODUCT TO SHIPPING CENTER

- If Purchaser has no confirmation as to date and Shipping Center, and however, a tank truck is taken to Shipping Center, Seller shall not be obliged to deliver Product in question.

  If Purchaser sends carrier vehicle on a date other than that confirmed in Final Delivery Schedule, Seller shall not be obliged to deliver Product in question, consequently, any delays and other expenses incurred to its carrier vehicle for untimely arrival shall be borne by Purchaser.
  If Purchaser’s carrier’s vehicle does not appear on any confirmed date and place, Seller shall not be obliged to reschedule any applicable delivery

       - Seller may not be liable for delays and dead freight causing fire, earthquake,hailstorm and natural phenomena preventing regular supply to Purchaser.

VII. PRODUCT CARRIAGE

Seller shall not be responsible for any problem arising during product carriage.

In view of hazards in handling the Product marketed by Seller, it shall be compulsory during carriage thereof that any applicable insurance is maintained by carrier company.

Purchaser shall be liable for monitoring and controlling carrier vehicles in transit thus securing they reach their scheduled destinations. However, and in order to prevent that vehicles arrive at customers other than Purchaser, vehicles shall report to Seller any deviations determined in order to correct them whenever possible, or for any applicable sanctions to be imposed upon any involved parties.

In the event any carrier vehicle has an accident in transit, notwithstanding any aid that must be provided by company then responsible for the Product carriage, and any aid that may be received by assistance agencies, Purchaser shall notify thereof to Seller, and request any available aid.

VIII. PRODUCT RECEIPT

Upon arrival of vehicles to scheduled destinations, Purchaser’s or customer’s staff shall verify the following:

- That product is destined thereto

- That documents are complete

- That Product is as ordered.

- That carrier vehicle is duly sealed and that seal numbers match those detailed documents

- That amount of Product in question is as listed in documents. That verification shall be performed without breaking seals.

- That amount of Product in question meets specifications agreed upon by Seller.

- Any inconsistency related with aforementioned shall be immediately reported Seller.

- Whenever a product not assigned to Purchaser is accepted thereby, Seller reserves the right to impose any commercial sanctions applicable thereto, since such actions seriously affect any schedule performance, timely recovery of product value and Purchaser’s plant operation as initially scheduled.

- If Purchaser reports to Manager’s Office having received a shipment destined to a different customer, the Manager’s Office shall agree with original customer a recovery of shipment, since under no circumstance it shall be allowed that a product sent to a certain customer be received by a different customer, and shall not be unloaded thereby.

- If Purchaser reports to Seller a tank truck destined to other customer was received thereby, Seller shall agree with original customer about recovery of shipment since under no circumstance the fact that a product destined to a specific customer is received by other customer shall be acceptable and truck shall not be unloaded at all.

- If documents are not complete and Purchaser has any doubts, Purchaser shall call the Seller, and any required data shall be provided thereto.

- If product received by Purchaser is not the one requested, Seller shall provide technical assistance to identify that product and to determine destination thereof.

- As a service to Purchaser, when a portion is determined missing, without breaking the seals, Seller may, at the request of Purchaser, verify and aid Purchaser to define any liability therein.

- If the agreed upon quality has not been met by Product, Seller shall take part in verifying and determining what caused the problem.

- Purchaser shall submit to Seller, during first Operating Week of each Month, a list-acknowledgment receipt of any received shipment in prior Month containing the following data:

  Destination where received
  Product
  Tank truck number
  Received quality
  Receipt date
  Remittance number
  Observations

SAFETY REGULATIONS FOR LOADING AND UNLOADING OF

PETROCHEMICAL PRODUCTS THROUGH TANK TRUCK

I. PURPOSE

Establish minimum safety requirements that should be met by motor carriage companies and drivers thereof, to load and unload petrochemical products, to prevent accidents at shipping centers and cooperate to proper performance and operation thereof, as well as to optimizing involved procedures in marketing those products.

II.	REQUIREMENTS FOR DRIVERS

	1.	Compulsory use of:

industrial type clothes made of cotton (navy blue over-all)

yellow safety helmet

industrial type anti-skid shoes

mask with chemical cartridge for breathing protection

gloves for general works

Valid driver’s license

	2.	To take part in training lectures for recently hired drivers at shipping center premises

III DRIVER’S BEHAVIOR AT PREMISES

	1.	It is strictly forbidden to smoke inside premises.

	2.	Only authorized vehicles and driver thereof shall have access to premises, and driver shall be responsible fro fulfilling provisions in these regulations.

	3.	It is strictly forbidden to park at any points obstructing free transit.

	4.	Vehicles shall park at locations established therefor.

	5.	Drivers shall not leave vehicles while staying inside premises.

	6.	Vehicles shall transit through sites indicated therefor with maximum speed of 20 Km /Hr., except if other speeds are provided.

	7.	A moving vehicle shall never be overtaken, and horn shall not be used, and special care shall be applied at crossroads.

	8.	Drivers shall follow fixed or temporary signals banning transit of vehicles through some specific sites.

	9.	Do not arrive under the influence of alcohol or of drugs

	10.	Do no use electric devices within premises

	11.	Under no circumstance shall tank trucks be parked next to fire box, hydrants, or similar equipment.

	12.	It is strictly forbidden to carry people on vehicle running board.

	13.	Do not perform any maintenance activity within premises.

4. TANK TRUCKS

1. Carry any of following fire extinguishers, in optimum conditions:

     a) Carbon dioxide of 9 kg.
     b) Chemical dry powder (C.D.P.) of 6.8 kg
     c) Vaporizing liquid of 3.8 liters

2.- Exhaust of tank truck shall include spark arrester.

3.- Exhaust system (including exhaust pipe and muffler) shall be far from product load and unload system and shall not be exposed to leaks or spillage thereof

4.- No exhaust or mufflers with unmuffled exhaust valves

5.- All metal parts in vehicle shall be electrically connected and vehicle shall in addition have “ear” connections laterally welded to vehicle tank.

6.- Load and unload valves of tank truck shall be in proper operating conditions to prevent product spillage.

7.- Tank truck shall bear at the back a fixed and visible legend reading: “Carrying Hazardous Material”

8.- Cover of tank truck dome shall include proper packaging, and pilferage soldered.

9.- All trailers shall be firmly connected to vehicle pulling them to prevent any whipping by pulled trailer when braking or moving

10.- A valid inspection certificate shall be issued by the Ministry of Economy or any equivalent specifying receiver’s characteristics and operating conditions and capacity.

11- Signs carrier company’s ownership shall be included, and economic number and capacity shall be show both on tractor motor and on that vehicle tank.

12.- No shutoff valve shall be placed between exhaust valves and tank unless other safety valve exists.

13.- Internal combustion engine of vehicle shall be fully insulated through housing, to prevent combustion points.

LETTER AUTHORIZING SIGNATURES AND CARRIER LINES

Date: ___________ Document No. ___________

PEMEX PETROQUIMICA

GERENCIA DE COMERCIALIZACION JACARANDAS NO. 100 NIVEL B-2 FRACCIONAMIENTO RANCHO ALEGRE I 96558, COATZACOALCOS VER.

ATENCIÓN : Subgerencia de Atención a Clientes

REF. SIGNATURE AND CARRIER LINES

To fulfill requested requirements by you, below the following carrier lines are accredited so that in our name and behalf, the products may be withdrawn and carried in accordance with authorized schedule by your Shipping Centers.

CARRIER LINE		EFFECTIVE PERIOD
MM/DD/YY
MM/DD/YY

From _____ to _____

From _____ to _____

From _____ to _____

From _____ to _____

Likewise, we wish to inform the names and signatures of persons authorized by me, the undersigned, to sign withdrawal letter-receipt

NAME:	POSITION:	SIGNATURE:

Sincerely,

Legal Representative’s name and signature

IMPORTANT NOTICE: Whenever a letter additional to that issued for beginning of year, said letter shall include the following legend: “THIS DOCUMENT CANCELS AND REPLACES OUR PRIOR DOCUMENT NO.___ DATED
_________ DUE TO UPDATE OF (CARRIAGE LINE OR SIGNATURES)

[LETTERHEAD OF CARRIER COMPANY WITHDRAWAL LETTER RECEIPT

Date: Receipt No.:

PEMEX PETROQUIMICA

     HEAD, SHIPPING CENTER

     PROGRAMMING AND SHIPMENT DEPUTY MANAGER’S OFFICE
     In hand

     CARRIER LINE:

     SCHEDULED WITHDRAWAL DATE:

     UNIT ECONOMIC NUMBER. LICENSE PLATES

     TRACTOR/ TRAILER

     DRIVER’S NAME

     I hereby authorize the above to withdraw and sign receipt on invoice

PRODUCT TO BE LOADED           AMOUNT               TON.

CERTIFICATE OF VOLUMETRIC CAPACITY VERIFICATION

PRODUCT CARRIED ON PRIOR CARRIAGE

PEMEX PETROQUIMICA is relieved of any and all responsibility for any eventuality incurred thereby in carrying this product.

Sincerely yours,

Legal Representative’s name and signature
or person authorized by Legal Representative’s name and signature)

Driver’s Name and Signature

Effectiveness of this document shall be annulled if not an original copy if showing it has been tampered with or amended or if any data inserted herein has been omitted.

Product mentioned in “Product carried on prior carriage” item shall match that detailed in truck journal.

EXHIBIT 3 PRODUCT PRICING

1. ANHYDROUS AMMONIA

Ammonia price in **** that shall be supplied to Purchaser during term hereof, shall have a Retail Price, and that may be issued **** day of month and shall be determined based on the following formula and table, authorized by the Ministry of Finance and Public Credit, within Price Committee for Petroleum Products, Natural Gas, Petrochemicals and interorganisms or any Entity, Commission or Committee substituting therefor.

AMMONIA PRICE= **** x Exchange Rate

Where:

R.	Suggested price equal to arithmetic average of ammonia publications **** of most recent available issue at issue date of price. Any reference applicable at each shipping center is established based on logistics model. When **** is applied, it is related with **** and when **** is applied it is applied to **** US$/Ton.

L.	Logistic cost applicable to each producing center and/or ammonia distributor, as determined at least each six moths as logistic model, in US$/Ton.

K.	Commercial flexibility factor determined for each producing center or distributor center based on market conditions in each such center. That factor shall adopt value between: ****

FL: It is a list factor currently **** US$/Ton

D:	Discount based on volume granted in accordance with annual consumption, as follows.

Price	Withdrawal Volume	Discount based on
Volume
	(Tons / year)	(US$ / Ton)

List	Less than ****	****
Retail
Wholesale

Prices determined using this mechanism shall be expressed in **** using an exchange rate computed in accordance with authorization by the Ministry of Finance and Public Credit at the heart of Price Committee of Petroleum Products, Natural Gas, Petrochemicals and Interorganisms

EXHIBIT BANK ACCOUNTS

FOR DEPOSIT OF PRODUCT AND/OR SERVICE PAYMENT

BANK ACCOUNTS

BBVA - BANCOMER			SANTANDER SERFIN

CIE	Checking	CLABE	Checking	CLABE
Agreement	Account		Account ****
	****	****		****
****

It is important to point out that for identification and immediate application of payment purposes, the Federal Taxpayer’s Identification No. of company must included in deposit slip.